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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON D.C. 20549




                                    FORM 8-K



                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                 August 18, 1997

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                                   TEXACO INC.
             (Exact name of registrant as specified in its charter)



          Delaware                       1-27                  74-1383447
(State or other jurisdiction of     (Commission File         (I.R.S. Employer
       incorporation)                   Number)           Identification Number)



 2000 Westchester Avenue,                                          10650
  White Plains, New York                                         (Zip Code)

                    (Address of principal executive offices)

                                 (914) 253-4000

              (Registrant's telephone number, including area code)

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Item 5. Other Events
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                  On August 18, 1997,  the  Registrant  and Monterey  Resources,
                  Inc. announced that they had signed an agreement to merge in a transaction valued at $1.4 billion. Under the terms of the agreement, Texaco will exchange its common stock for all outstanding shares of Monterey, which will be valued at $21 per share. Texaco also will assume Monterey's existing debt of approximately $285 million. The merger, which is expected to be completed within 90 days, is subject to the approval of shareholders of Monterey and regulatory agencies.




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                                   SIGNATURES




Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.








                                                                TEXACO INC.
                                                           ---------------------
                                                               (Registrant)





                                                      By:      R. E. KOCH
                                                           ---------------------
                                                           (Assistant Secretary)




Date:  August 19, 1997
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